Exhibit 99.1

Feb 18, 2014

Former U.S. Senator Kay Bailey Hutchison Joins CVSL Inc. Board of Directors

DALLAS, Feb. 18, 2014 /PRNewswire/ — Former United States Senator Kay Bailey Hutchison has accepted an appointment to join the board of directors of CVSL Inc. [OTCQB: CVSL].  The announcement was made today by CVSL chairman John Rochon.

“It is an extraordinary honor for us to have Senator Hutchison as a member of CVSL’s board,” said Mr. Rochon.  “During her many distinguished years of service at the highest level of government, Senator Hutchison has shown great leadership in supporting and defending the free enterprise system and she has been an eloquent champion of economic opportunity.  She also has a deep understanding of international commerce and the world political scene. CVSL is expected to greatly benefit from her knowledge and wisdom.”

“When I learned about CVSL’s mission of nurturing micro-enterprise around the world, and as I came to understand and admire John Rochon’s vision, I knew this would be an opportunity for me to help entrepreneurs in a new and innovative way,” said Senator Hutchison.  “Since tens of millions of the world’s micro-entrepreneurs are women, this should be a meaningful way to touch the lives of women.  I very much look forward to working with the CVSL board to further these worthwhile goals,” she added.

Senator Hutchison served for two decades as a U.S. Senator from Texas, from 1993 to 2013.  She is the only woman ever elected to represent the state in the U.S. Senate.

In the Senate, she served on the Appropriations Committee and was ranking Republican on the Commerce, Science and Transportation Committee.

Before being elected to the Senate, she served in the Texas House of Representatives from 1972 to 1976 and served on the National Transportation Safety Board from 1976 to 1978.  After holding positions as a bank executive and general counsel, and a small business owner, she served as Texas State Treasurer from 1990 to 1993 and was temporary co-chair of the Republican National Convention in 1992.

She holds a degree from the University of Texas at Austin and a law degree from the School of Law at the University of Texas.  She and her husband Ray live in Dallas with their two children.

About CVSL (www.cvsl.us.com)

Dallas-based CVSL is a growing group of micro-enterprise companies that connect social media networks into an ever-expanding virtual “community” of social commerce. CVSL companies currently include The Longaberger Company, a 40-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women as well as home security systems; and Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line sold under the Ageless™ brand, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products and My Secret Kitchen, a U.K.-based seller of gourmet food products. In addition, CVSL and Golden Girls, a purchaser of gold and tradable jewelry, have signed a definitive purchase agreement, which is subject to customary closing conditions.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. Such statements include statements regarding our anticipated revenues, and our growth and the expected contribution of Senator Hutchison.  Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only expectations and involve known and unknown risks, uncertainties, and other factors; our growth may not continue as anticipated, our revenue may not be as expected, the great benefit of Senator Hutchison’s knowledge and wisdom may not be as expected and the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012, our Forms 10-Q, including the one issued for the period endingSeptember 30, 2013 and those discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

CVSL Media Contact:  Russell Mack (rmack@cvsl.us.com)

CVSL Investor Relations Contact:  Scott Pumper (scottp@cvsl.us.com)